CONSENT OF COUNSEL
The Gabelli Value Fund, Inc.
We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 11 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-5848) of The Gabelli Value Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

Willkie Farr & Gallagher
April 28, 1997
New York, New York